Exhibit 99.1

LOAN TERMINATION AGREEMENT

THIS LOAN TERMINATION AGREEMENT is made as of November 30, 2007 (the “Agreement”), by and among EPC Corporation, a Delaware corporation (the “Borrower”), Environmental Power Corporation, a Delaware corporation and Parent of Borrower (the “Parent”), and Crystal Creek Coalpower Funding, LLC, a Delaware limited liability company (the “Lender”).

RECITALS

A. Lender, Borrower and/or Parent are parties to the following agreements (the “Loan Agreements”):

(i) Note Purchase Agreement, dated September 4, 2003, between Borrower and Lender (the “Note Purchase Agreement”; all capitalized terms used herein but not defined herein shall have the respective meanings giving to them in the Note Purchase Agreement);

(ii) 20.0% Senior Secured Note due December 31, 2012 in the original principal amount of $3.7 million, made by Borrower in favor of Lender (the “Note”);

(iii) Pledge Agreement, dated September 4, 2003, between Parent and Lender (the “Pledge Agreement”);

(iv) Securities Deposit Agreement, dated September 4, 2003, among Borrower, Lender and the Security Deposit Agent and Securities Intermediary named therein;

(v) Management Agreement, dated September 4, 2003, between Parent and Borrower; and

(vi) Tax Sharing Agreement, dated September 4, 2003, between Parent and Borrower.

B. Buzzard Power Corporation, a Delaware corporation and wholly owned subsidiary of Borrower (“Buzzard”), and Scrubgrass Generating Company, L.P., a Delaware limited partnership (“SGC”), are parties to the Amended and Restated Lease Agreement, dated as of December 22, 1995 (as amended, restate and supplement, the “Lease Agreement”).

C. SGC alleges that Buzzard is in default (the “Specified Lease Default”) under the Lease Agreement due to the failure to pay Basic Rent (Equity) (as defined in the Lease Agreement).

D. Lender alleges that Borrower is in default under the Loan Agreements due to the Specified Lease Default and the failure to pay interest in accordance with Section 11(b) of the Note Purchase Agreement (the “Specified Loan Defaults”).

E. Buzzard and SGC have entered into the Omnibus Agreement Regarding Termination of Lease, dated as of the date hereof (the “Omnibus Agreement”), relating to, among other things, the termination of the Lease Agreement.

F. Pursuant to the Note Purchase Agreement, Borrower needs to obtain the consent of Lender in order for Buzzard to enter into the Omnibus Agreement and consummate the transactions contemplated thereby.

G. In connection with the transactions contemplated by the Omnibus Agreement, Borrower, Parent and Lender desire to terminate the Loan Agreements as more specifically set forth herein.

H. These recitals are an integral part of this Agreement.

AGREEMENT

1. Consent. Lender hereby consents to Borrower entering into the Omnibus Agreement, in the form and substance as previously provided by Borrower to Lender, and consents to the transactions contemplated by the Omnibus Agreement in the manner set forth therein.

2. Termination of Loan Agreements. Borrower, Parent and Lender each hereby agree that the Loan Agreements shall terminate upon the date (the “Termination Date”) when (i) each condition precedent under Article VII of the Omnibus Agreement has been satisfied or waived, (ii) each transaction, as set forth in Section 8.2 of the Omnibus Agreement, has occurred or been waived, and (iii) the Closing (as defined in the Omnibus Agreement) has occurred. Upon termination of the Loan Agreements on the Termination Date as provided herein, none of the parties thereto shall have any further obligation to any of the other parties thereunder. The termination of the Loan Agreements, and the mutual releases set forth in Section 3 hereof, shall represent full and complete satisfaction of all obligations of Borrower, Parent and Lender to each other under each of the Loan Agreements to which they are a party, including, without limitation, all amounts owed by Borrower to Lender under the Note and any obligation to extend financing by Lender to Borrower.

3. Release and Forbearance.

3.1 Release of Borrower and Parent by Lender. Effective on the Termination Date, Lender, in consideration of the mutual promises set forth in this Agreement, for itself, its affiliated corporations and entities of any nature, and any party which may claim through Lender, including, but not limited to, its successors and assigns, does hereby irrevocably and unconditionally release and forever discharge Borrower and Parent and their affiliated corporations and entities of any nature, each of their agents, directors, officers, employees, representatives, attorneys, predecessors, successors and assigns, and all persons acting by, through, under or in concert with any of them of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys’ fees) of any nature whatsoever, whether or not now known, suspected or claimed, which they ever had, now have, or hereafter acquire, both at law and in equity, arising out of any fact or matter in any way existing as of the Termination Date, including, without limiting the generality of the foregoing, any and all claims arising out of or related to any of the Loan Agreements, any and all amounts owed by Borrower to Lender thereunder, and any claims for breach thereof by Borrower or Parent.

3.2 Release of Lender by Borrower and Parent. Effective on the Termination Date, each of Borrower and Parent, in consideration of the mutual promises set forth in this Agreement, for itself, its affiliated corporations and entities of any nature, and any party which may claim through Borrower or Parent, including, but not limited to, their respective successors and assigns, does hereby irrevocably and unconditionally release and forever discharge Lender and its affiliated corporations and entities of any nature, each of their agents, directors, officers, employees, representatives, attorneys, predecessors, successors and assigns, and all persons acting by, through, under or in concert with any of them of and from any and all claims, assertion of claims, expenses, debts, demands, actions, causes of action, suits, liabilities, and/or expenses (including attorneys’ fees) of any nature whatsoever, whether or not now known, suspected or claimed, which they ever had, now have, or hereafter acquire, both at law and in equity, arising out of any fact or matter in any way existing as of the date of this Agreement, including without limiting the generality of the foregoing, any and all claims arising out of or related to any of the Loan Agreements, and any claims for breach thereof by Lender.

3.3 Effect on this Agreement. The foregoing releases shall not apply to or affect the respective obligations of the parties under the Loan Agreements unless and until the Termination Date occurs, and shall not apply to or affect the respective obligations of the parties under this Agreement.

4. Forbearance from Litigation. Borrower and Parent shall continue to perform fully all of their respective obligations under the Loan Agreements for the period between the date of this Agreement and the Termination Date, including, without limitation, its payment obligations thereunder, including obligations that have accrued and not been paid; provided that, Lender hereby agrees to forbear from exercising its rights and remedies under the Loan Agreements with respect to the Specified Loan Defaults due to a shortfall in Project Revenues. Such forbearance shall terminate on the date which shall be the earlier to occur of (i) the occurrence of an Event of Default under the Note Purchase Agreement or other Loan Agreements other than the Specified Loan Defaults and (ii) termination of any forbearance by SGC under the Omnibus Agreement (such period of forbearance, the “Forbearance Period”). During the Forbearance Period, all principal and interest that is not paid will continue to accrue, together with interest on any such overdue amounts at the Default Rate. After the Forbearance Period, if the assignment of the Lease Agreement does not occur in accordance with the terms of the Omnibus Agreement, Lender shall be entitled to exercise all rights and remedies with respect to the Specified Loan Defaults as if such forbearance had never been granted, and Borrower and Parent retain all rights and defenses with respect thereto.

5. Delivery of Stock Certificate and Note. On the Termination Date, Lender shall deliver (a) to Parent, certificate no. 1, representing 1,000 shares of the common stock, $0.01 par value per share, of Borrower, which is being held by Lender pursuant to the terms of the Pledge Agreement, and (b) to Borrower, the Note, which shall be cancelled by Borrower upon receipt thereof.

6. Representations and Warranties of Borrower and Parent. Each of Borrower and Parent hereby represents and warrants to Lender:

6.1 Authority, Execution and Enforceability. Each of Borrower and Parent has full power and authority to execute, deliver and perform this Agreement. All necessary action, corporate or otherwise, has been taken by Borrower and Parent to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of Borrower and Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

6.2 No Violation. The execution and delivery of this Agreement by Borrower and Parent will not violate or breach in any material respect or constitute a material default under: (i) any federal, state or local laws, rules or regulations, or any judgments, decrees, injunctions or order of any regulatory authority to which Borrower or Parent is subject; (ii) the Certificate of Incorporation or By-laws of Borrower or Parent; or (iii) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which Borrower or Parent is a party or by which Borrower or Parent is bound, or to which any of their respective properties or assets is subject.

6.3 Consents. No approval or consent is required to be obtained by or on behalf of Borrower or Parent in connection with the execution, delivery or performance of or the consummation of the transactions contemplated by this Agreement.

6.4 Loan Agreements. As of the date hereof, the outstanding principal amount under the Note is $3,700,000 (exclusive of any capitalization of interest), and such amount is due without offset.

6.5 Omnibus Agreement. Borrower has provided Lender with a true and complete copy of the Omnibus Agreement.

7. Representations and Warranties of Lender. Lender hereby represents and warrants to Borrower and Parent as follows:

7.1 Authority, Execution and Enforceability. Lender has full power and authority to execute, deliver and perform this Agreement. All necessary action, limited liability company or otherwise, has been taken by Lender to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes a valid, binding and enforceable obligation of Lender, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

7.2 No Violation. The execution and delivery of this Agreement by Lender will not violate or breach in any material respect or constitute a material default under: (i) any federal, state or local laws, rules or regulations, or any judgments, decrees, injunctions or order of any regulatory authority to which Lender is subject; (ii) the Certificate of Formation or limited liability company operating agreement of Lender, or (iii) any mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree to which Lender is a party or by which Lender is bound, or to which any of its properties or assets is subject.

7.3 Consents. No approval or consent is required to be obtained by or on behalf of Lender in connection with the execution, delivery or performance of or the consummation of the transactions contemplated by this Agreement.

8. General Provisions.

8.1 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be a condition to the effectiveness of this Agreement that each party shall have executed the same counterpart. This Agreement may be executed by facsimile or other electronic signatures.

8.2 Applicable Law, Jurisdiction and Venue. This Agreement shall be governed by, interpreted under and enforced in accordance with the laws of the State of New York, without regard to the principles of conflict of laws that would cause the application of the laws of any other jurisdiction. The parties consent and agree that all legal proceedings relating to the subject matter of this Agreement shall be maintained in courts sitting within the State of New York, and the parties further consent and agree that jurisdiction and venue for such proceedings shall lie exclusively with such courts.

8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

8.4 Headings and Subheadings. The various headings and subheadings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

8.5 Entire Agreement. This Agreement constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter of this Agreement. This Agreement supersedes all proposals, whether oral or written, and all other communications between and among the parties relating to the subject matter of this Agreement. No addition to or modification of any of the foregoing provisions shall be binding upon any party unless made in writing and signed by all parties to this Agreement.

8.6 No Other Amendments/Waivers. Unless and until the Termination Date occurs, the Loan Agreements shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, unless and until the Termination Date occurs, this Agreement shall not be deemed a waiver of any term or condition of any of the Loan Agreements and shall not be deemed to prejudice any right or rights which Lender or Borrower may now have or may have in the future under or in connection with any of the Loan Agreements or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

8.7 Expenses. Each of Borrower and Parent hereby reconfirms its respective obligations pursuant to the Note Purchase Agreement and the Pledge Agreement to pay and reimburse Lender, for its reasonable costs and expenses (including, without limitation, reasonable fees of counsel); provided that, Lender shall bear its own costs and expenses associated with the preparation and negotiation of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Loan Termination Agreement as of the date first written above.

BORROWER:

EPC CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
President

PARENT:

ENVIRONMENTAL POWER CORPORATION

By:	/s/ Michael E. Thomas
Michael E. Thomas
Senior Vice President, Chief Financial Officer and Treasurer

LENDER:

CRYSTAL CREEK COALPOWER FUNDING, LLC

By:	/s/ Daniel R. Revers
Daniel R. Revers
President